Laudus Funds - Subadviser Affiliated Underwriting
 Certification (Rule 10f-3)

Subadviser: UBS Global Asset Management (Americas) Inc.
Fund: Laudus Growth Investors US Large Cap Growth Portfolio
Period: Quarter ended March 31, 2013

Transaction Information
Name of Security: Zoetis Inc.
CUSIP/ISIN: 98978V103
Total Offering (USD): 2,238,600,000
Total Purchased (USD): 7,490,600 (15,600,000 firm wide)
Price/Unit (USD): 26
Trade date: 1/31/2013
Purchased from: Merrill Lynch

Yes No
Eligible for purchase? x
Lowest price paid by any purchaser? x
Purchased on first date on which sales were made? x
Reasonability test passed? x
Less than 25% of total offering amount? x
No compensation to affiliated broker? x
Firm commitment underwriting? x

Other syndicate members (list names):

Morgan Stanley Jeffries
JPMorgan BNP Paribas
Merrill Lynch HSBC
Barclays Loop Capital Markets
Citigroup RBC Markets
Credit Suisse The Williams Capital Group
Deutsche Bank Securities L.P. Rameriz & Co.
Goldman Sachs & Co. Lebenthal Capital Markets
UBS Investment Bank Piper Jaffray
Guggenheim Securities

To the best of my knowledge, I, the undersigned, hereby certify that for the Period the transactions listed above were made in compliance with the Rule 10f-3 Procedures approved by the Board of Trustees of Laudus Trust.

Name: Leesa Merrill
Title: Compliance Officer
Signature:
Date 4/9/2013

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